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                                                                    EXHIBIT 12

                             BellSouth Corporation
                   Computation Of Earnings To Fixed Charges
                             (Dollars In Millions)

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
                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                     -----------------------------------------------------
                                                        1997       1996       1995       1994       1993
                                                      ---------  ---------  ---------  ---------  ---------
1. Earnings
   (a) Income from continuing operations before
deductions for taxes and interest................     $6,182     $5,329     $3,312     $4,069     $2,318

   (b) Portion of rental expense
representative of interest factor................         91         90         84        100        104

   (c) Equity in losses from less-
than-50% owned investments (accounted for under
the equity method of accounting).................         78         68        163         79         45

   (d) Excess of earnings over
distributions of less-than-50%-owned investments
(accounted for under the equity method of
accounting)......................................        (85)       (53)       (45)       (53)       (37)
                                                   ---------  ---------  ---------  ---------  ---------
     TOTAL.......................................     $6,266     $5,434     $3,514     $4,195     $2,430
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
2. Fixed Charges
   (a) Interest..................................       $783       $739       $745       $686       $712

(b) Portion of rental expense representative of
interest factor..................................         91         90         84        100        104
                                                   ---------  ---------  ---------  ---------  ---------
     TOTAL.......................................       $874       $829       $829       $786       $816
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
Ratio (1 divided by 2)...........................       7.17       6.55       4.24       5.34       2.98
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
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